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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PROTOCOL HOLDINGS, INC.

                                  ------------


     PROTOCOL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

     FIRST: that the following resolution was duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval. The resolution is as follows:

     "RESOLVED that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which the Corporation's authorized capital stock shall be changed from 7,150,000 shares of Preferred Stock, $.001 par value, of which 7,000,000 shares have been classified as Series A Preferred Stock and 150,000 shares have been designated as Series AB Preferred Stock, and 15,000,000 shares of common stock, $.001 par value, of which 14,900,000 shares have been classified as Common Stock and 100,000 shares have been classified as Class B Common Stock, to 22,150,000 shares of Preferred Stock, of which 7,000,000 shares shall be designated as Series A Preferred Stock, 15,000,000 shares shall be designated as Series B Convertible Preferred Stock, and 150,000 shares shall be designated as Series AB Preferred Stock, and 40,000,000 shares of common stock of which 39,900,000 shares shall be designated Common Stock and 100,000 shares shall be designated as Class B Common Stock, and that Article FOURTH of the Corporation's Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 62,150,000 shares, consisting of 22,150,000 shares of Preferred Stock, $.001 par value, of which 7,000,000 shares have been designated as Series A Preferred Stock (herein called the "Series A Preferred Stock"), 15,000,000 shares have been designated as Series B Convertible Preferred Stock (herein called the "Series B Preferred Stock") and 150,000 shares have been designated as Series AB Preferred Stock (herein called the "Series AB Preferred Stock"), and 40,000,000 shares of common stock, $.001 par value, of which 39,900,000 shares have been designated as Common Stock (herein called the "Common Stock")


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and 100,000 shares have been designated as Class B Common Stock (herein called the "Class B Common Stock"). All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

     The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                      SERIES B CONVERTIBLE PREFERRED STOCK

1. Dividends. The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay, out of any funds legally available therefor, cumulative, compounding dividends on the Series B Preferred Stock in cash, at the rate per annum of ten percent (10%) of the Preferred Liquidation Preference Amount (as defined in Section 3 below) per share of Series B Preferred Stock (the "Series B Preferred Dividends"). Such dividends will accrue on a daily basis and compound on an annual basis commencing as of the date of issuance of the Series B Preferred Stock until the date of redemption pursuant to
     Section 2 below, liquidation pursuant to Section 3 below, or conversion pursuant to Section 4 below, shall be computed on the basis of actual number of days elapsed in a year of 360 days, and shall be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Preferred Dividends then accrued shall be paid upon any liquidation, conversion or redemption of the Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on the Common Stock, the Series A Preferred Stock or any other capital stock of the Corporation ranking junior to the Series B Preferred Stock and (ii) no shares of Common Stock or Series A Preferred Stock shall be purchased or redeemed by the Corporation, and no moneys shall be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock or Series A Preferred Stock, unless in each instance all Series B Preferred Dividends have been paid in full and any arrears in the mandatory redemption of the Series B Preferred shall have been made good; provided, however, that the Corporation may redeem shares of Common Stock, Class B Common Stock and Series A Preferred Stock (X) pursuant to the Recapitalization Agreement dated as of September 29, 1999 (as amended from time to time, the "Recapitalization Agreement") among the Corporation, BCI Growth V, L.P., Willis Stein & Partners II, L.P. and the other parties named therein, (Y) owned by employees or directors of the Corporation pursuant to written agreements between the Corporation and such employees or directors and approved by the Board of Directors of the Corporation, and (Z) with the consent of holders of at least 66-2/3% of the outstanding Series B Preferred Stock.


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     (b)  ADJUSTMENT.  All numbers relating to the calculation of dividends pursuant to this Section 1 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Preferred Stock.

2. Redemption. The shares of Series B Preferred Stock shall be redeemable as follows:

     2A. Mandatory Redemption. Except as and to the extent expressly prohibited by applicable law, the Corporation shall redeem on December 31, 2006 (the "Preferred Redemption Date") (in the manner and with the effect provided in subparagraphs 2B through 2D below) all shares of Series B Preferred Stock which shall then be outstanding. In case of
          (i) the consolidation or merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation and its subsidiaries as an entirety to any person (other than any holder or holders of shares of Series B Preferred Stock or their affiliates) or (iii) the sale of more than 50% of the capital stock of the Corporation to any person (other than any holder or holders of shares of Series B Preferred Stock), the Corporation shall, not later than 20 days prior to the effective date of any such consolidation, merger or sale of properties and assets, give notice thereof to the holder or holders of shares of Series B Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Series B Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its or their shares of Series B Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 2B through 2D below) not later than the effective date and time of such consolidation, merger, sale of properties and assets, or sale of capital stock.

     2B. Redemption Price. The Series B Preferred Stock to be redeemed on the Preferred Redemption Date shall be redeemed by paying for each share in cash the sum of $7.5746 plus in each case an amount equal to any dividends accrued and unpaid thereon up to such Preferred Redemption Date, such amount being herein sometimes referred to as the "Preferred Redemption Price." Not less than 60 days before any Preferred Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Series B Preferred Stock to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this subdivision I pursuant to which such redemption shall be made, the Preferred Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Preferred Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Preferred Redemption Date, the shares so called for redemption shall no

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          longer be deemed outstanding, any dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Preferred Redemption Date cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Preferred Redemption Price therefor, without interest thereon.

     2C. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of the Series B Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently canceled and retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series B Preferred Stock accordingly.

     2D. Shares to be Redeemed. In case of the redemption, for any reason, of only a part of the outstanding shares of the Series B Preferred Stock on a Preferred Redemption Date, all shares of Series B Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder, rounded as nearly as practicable to the nearest whole share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Series B Preferred Stock at the time outstanding. Any shares of Series B Preferred Stock not redeemed on December 31, 2006 shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Preferred Redemption Date, and, in such event, as provided in this subdivision I (i) any dividends shall continue to accrue on such shares and (ii) such shares shall continue to be convertible into Common Stock. In the event that any holder of shares of Series B Preferred Stock shall convert a portion of such shares into shares of Common Stock, pursuant to subparagraph 4A below after a notice of redemption of only a part of the outstanding Series B Preferred Stock shall have been given and prior to the Preferred Redemption Date referred to therein, then, unless such holder shall otherwise specify in writing at the time of such conversion, the shares of Series B Preferred Stock so converted shall be deemed (so far as possible) to be the shares of Series B Preferred Stock so to be redeemed from such holder on such Preferred Redemption Date.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the greater of (x) $7.5746 per share, plus an amount equal to any dividends accrued and unpaid (the "Preferred Liquidation Preference Amount"), or (y) the amount such holders would have received with respect to their shares of Series B Preferred Stock on an as converted basis, and the holders of Series B Preferred Stock shall not be entitled to any further payment, such amounts being sometimes referred to in this subdivision I as the "Series B Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment to such holders of the preferential amount

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     to which they are respectively entitled, then the entire assets of the
     Corporation to be so distributed shall be distributed ratably among the holders of Series B Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Series A Preferred Stock, Common Stock and Class B Common Stock as their interests may appear. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series B Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved.

4.   Conversion.

     4A. Right to Convert Series B Preferred Stock. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock (except that upon any redemption of Series B Preferred Stock or liquidation of the Corporation the right of conversion shall terminate, as to shares to be redeemed or as to all shares in the case of a liquidation, at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series B Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $7.5746 and dividing the result by the conversion price of $7.5746 per share, or if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Series B Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

     4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or

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          shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series B Conversion Price, as the case may be, shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease (except for the right to receive any and all accrued and unpaid dividends with respect thereto), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Common Stock. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, if any, declared and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

   4D(1). Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, options or convertible securities, the Series B Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in subparagraph 4(D)(2) hereof.

   4D(2). Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, respectively, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

   4D(3). Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution

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          payable in Common Stock, options or convertible securities, or (ii) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification (and in addition to the requirements of the last sentence of subparagraph 2A of this subdivision I), lawful and adequate provision (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock) shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Series B Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Series B Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

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     4F.  Notice of Adjustment.  Upon any adjustment of the Series B Conversion
          Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4G.  Other Notices.  In case at any time:

          a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

          then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     4H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock shall then be issuable upon the conversion of all outstanding shares of Series B

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          Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Series B Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Series B Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

     4I. No Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     4J. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

     4K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock.

     4L. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.001 par value, as constituted on the date of filing of this Certificate of Amendment and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Series B Preferred Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4D(2) shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment.

     4M. Mandatory Conversion. The Series B Preferred Stock shall be automatically converted (and any accrued and unpaid dividends shall be paid) if at any time the Corporation shall effect a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended ("IPO"), of shares of its Common Stock in which
          (i) the aggregate price


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          paid for such shares by the public shall be at least $50,000,000 and
          (ii) the price per share paid by the public for such shares shall be at least $18.9365 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends); such conversion and payment of dividends to be effected at the time and subject to the closing of the sale of such shares.

5. Voting Rights. Except to the extent provided by law, and except as otherwise provided by this Certificate of Incorporation voting rights shall be governed by paragraph 4 of subdivision IV of this Article FOURTH.

6. Restrictions. At any time when shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of (i) the holders of 66-2/3% of the outstanding shares of Series B Preferred Stock or (ii) all of the members of the Board of Directors designated by the majority of the holders of Series B Preferred Stock, given in person or by proxy and voting separately as a class, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series B Preferred Stock shall vote separately as a class:

     i The Corporation will not reorganize or reclassify the capital stock of the Corporation or consolidate or merge with, or sell all or substantially all of its assets to any entity whatsoever.

     ii The Corporation will not (x) create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over or being on parity with the Series B Preferred Stock in any respect or (y) issue any shares of Series B Preferred Stock to any person or entity;

     iii The Corporation will not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness or liability in excess of $100,000 at any time outstanding (except to the extent expressly permitted under the Recapitalization Agreement;

     iv The Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation, any Certificate of Designation or By-laws in any manner, or file any directors' resolutions pursuant to the General Corporation Law of the State of Delaware.

                                      II.

                            SERIES A PREFERRED STOCK

1. Dividends. The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, noncumulative cash dividends at the rate of $0.157 per share per annum. In no event, so long as shares of Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, other than a dividend or distribution payable in shares of Common Stock. The holders of the Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this paragraph 1 upon the affirmative vote or written consent of the holders of at least seventy percent (70%) of the Series A Preferred Stock then outstanding.

2. Redemption. The shares of Series A Preferred Stock shall be redeemable as follows:

     2A. Optional Redemption. At any time after December 31, 2006, but on a date (the "Redemption Date") within 30 days after the receipt by the Corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series A Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, the Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to $1.57 per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared but unpaid dividends on such share (the "Series A Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this paragraph 2A shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock to be redeemed by such holders. Notwithstanding the foregoing, no shares of Series A Preferred Stock shall be redeemed so long as there are shares of Series B Preferred Stock outstanding; provided, however, that shares of Series A Preferred Stock may be redeemed (X) pursuant to the Recapitalization Agreement, (Y) that are owned by employees or directors of the Corporation pursuant to written agreements between the Corporation and such employees or directors and approved by the Board of Directors of the Corporation, or (Z) with the consent of holders of at least 66-2/3% of the outstanding Series B Preferred Stock.

     2B.  Notice of Redemption.  At least fifteen (15) but no more than thirty
          (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in paragraph 2C, on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     2C. Rights After Redemption. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificate) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the applicable Series A Redemption Price. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

     2D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series A Preferred Stock accordingly.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Series B Preferred Stock of the full amounts to which they shall respectively be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock, to be paid an amount equal to $1.57 per share, plus an amount equal to any unpaid dividends, and the holders of Series A Preferred Stock shall not be entitled to any further payment, such amounts being sometimes referred to in this subdivision III as the "Series A Liquidation Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment to the holders of Series B Preferred Stock of the Series B Liquidation Payments to which they are entitled, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to such holders of the Series A Liquidation Payments to which they are respectively entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock. Upon such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved.

4.   Conversion

     4A. Right to Convert. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any redemption of Series A Preferred Stock or liquidation of the Corporation the right of conversion shall terminate, as to shares to be redeemed or as to all shares in the case of a liquidation, at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by $1.57 and dividing the result by the conversion price of $1.57 per share or by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to in this paragraph 4 as the "Series A Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

     4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Series A Preferred Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

     4D. Adjustment of Price Upon Issuance of Common Shares. Except as provided in subparagraph 4E hereof, if and whenever the Corporation shall issue or sell any shares of its Common Stock without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of
          (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock and outstanding Series A Preferred Stock) multiplied by the then existing Series A Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series B Preferred Stock and outstanding Series A Preferred Stock without giving effect to any adjustment in such shares by reason of such issue and sale).

     For purposes of this paragraph 4D, paragraphs 4D(1) to 4D(3), inclusive, of subdivision I of this Article FOURTH shall also be applicable as if the Series A Conversion Price were the Series B Conversion Price referred to in said paragraphs and as if the Series A Preferred Stock were the Series B Preferred Stock referred to therein.

     No adjustment of the Series A Conversion Price, however, shall be made in an amount less than $.001 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

     4E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price in the case of
          (i) the issuance of shares of Common Stock to be reserved for issuance to employees, consultants, directors or vendors of the Corporation either directly or pursuant to stock options, in either case pursuant to a plan approved by the Board of Directors of the Corporation,
          (ii) the issuance of securities pursuant to an IPO resulting in proceeds to the Corporation of at least $50,000,000 in the aggregate and where the price per share paid by the public for such shares shall be at least $18.9365 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends), (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities, (iv) securities issued in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) stock, warrants or other securities or rights issued to persons or entities with which the Corporation has business relationships provided such issuances are for other than primarily equity financing purposes.

     4F. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification (and in addition to the requirements of the last sentence of paragraph 2A of this subdivision 3), lawful and adequate provisions (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock) shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, on the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification of the Series A Conversion Price to the value of the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series A Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale of all or substantially all its assets or properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders or at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding) executed and mailed by first class certified or registered mail or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     4G. Notice of Adjustment. Upon any adjustment of the Series A Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4H.  Other Notices.  In case at any time:

          (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

          (b) the Corporation shall offer for subscription pro rata, to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the addresses of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
     (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
     (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     4I. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Series A Conversion Price. The Corporation will take all such action within its control as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

     4J. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     4K. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

     4L. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

     4M. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Series A Preferred Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4D(5), shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment.

     4N. Mandatory Conversion. The Series A Preferred Stock shall be automatically converted (and any accrued and unpaid dividends shall be paid) if at any time the Corporation shall effect a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended ("IPO"), of shares of its Common Stock in which
          (i) the aggregate price paid for such shares by the public shall be at least $50,000,000 and (ii) the price per share paid by the public for such shares shall be at least $18.9365 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends); such conversion and payment of dividends to be effected at the time and subject to the closing of the sale of such shares.

5. Voting Rights. Except to the extent provided by law, and except as otherwise provided by this Certificate of Incorporation voting rights shall be governed by paragraph 4 of subdivision IV of this Article FOURTH.

6. Restrictions. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation and in addition to any other vote required by law, without the prior consent of the holders of 70% of the outstanding shares of Series A Preferred Stock by vote or written consent as provided by law), the Corporation will not (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the shares or (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock.

                                      III.

                            SERIES AB PREFERRED STOCK

     Effective upon the filing of this Certificate of Amendment, each outstanding share of Series AB Preferred Stock shall automatically represent the right to receive upon the surrender thereof the sum of $7.90, in cash, and all other rights, preferences and privileges pertaining thereto shall thereupon cease.

                                      IV.

                     COMMON STOCK AND CLASS B COMMON STOCK

     Except as otherwise expressly provided herein, all shares of Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

1. Dividends. The holders of shares of Common Stock and Class B Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor, subject to the prior rights of the holders of the Series B Preferred Stock and Series A Preferred Stock as stated and expressed herein or as may be stated and expressed pursuant hereto.

2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Series B Preferred Stock and Series A Preferred Stock of the full amounts to which they shall respectively be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock and Class B Common Stock shall be entitled, to the exclusion of the holders of Series B Preferred Stock and Series A Preferred Stock, to share ratably according to the number of shares of Common Stock and Class B Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.

3.   Conversion.

     3A. Conversion of Class B Common Stock. Each share of Class B Common Stock shall be automatically converted into an equal number of fully-paid and nonassessable whole shares of Common Stock upon (i) an IPO of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $50,000,000 and the price per share paid by the public for such shares shall be at least $18.9365 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends), (ii) the consolidation or merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger),
          (iii) a sale of all or substantially all of the properties and assets of the Corporation and its subsidiaries as an entirety to any person (other than any holder or holders of shares of Series B Preferred Stock), (iv) the sale of more than 50% of the capital stock of the Corporation to any person (other than any holder or holders of shares of Series B Preferred Stock); such conversion and payment of dividends to be effected at the time and subject to the closing of the sale of such shares and (v) the Initial Closing (as defined in the

          Recapitalization Agreement) of the transactions contemplated by the Recapitalization Agreement.

     3B. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Class B Common Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class B Common Stock so converted or the Common Stock issued upon such conversion. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3B, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class B Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

     3C. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then the Class B Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class B Common Stock shall be similarly combined.

     3D. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least 66-2/3% of the outstanding shares of the Class B Common Stock) shall be made whereby each holder of a share or shares of Class B Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class B Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which the Class B Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or


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

          merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Class B Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class B Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     3E. Notice of Adjustment. Upon any adjustment made pursuant to 3C or 3D, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Common Stock or other securities, cash or property issuable upon conversion of the Class B Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3F. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

     3G. No Reissuance of Class B Common Stock. Shares of Class B Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     3H. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Class B Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock which is being converted.

     3I. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Class B Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class B Common Stock in any manner which interferes with the timely conversion of such Class B Common Stock.

     3J. Definition of Common Stock. As used in this paragraph 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.001 par


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
          value, as constituted on the date of filing of this Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Class B Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 3C or 3D, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Incorporation.

4. Voting. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall vote together as a class on all matters to be voted on by the shareholders of the Corporation on the following basis:
     (1) each holder of Series A Preferred Stock and Series B Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, so held on the record date for the determination of shareholders entitled to vote and
     (2) each holder of Common Stock shall be entitled to one vote per share. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Class B Common Stock shall not be entitled to vote on any matter on which the shareholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

     SECOND: That the Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the written consent of the holders of a majority of the outstanding stock entitled to vote thereon, after having been declared advisable by the Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     THIRD: That the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendments to the Certificate of Incorporation of the Corporation.

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
     IN WITNESS WHEREOF, PROTOCOL HOLDINGS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Stephen McLean, its President and Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this 29th day of November, 1999.

                                        PROTOCOL HOLDINGS, INC.

                                        By /s/ Stephen G. McLean
                                           -------------------------------------
                                           Stephen McLean
                                           President and Chief Executive Officer

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